Exhibit 10.3

CHINA SLP FILTRATION TECHONLOGY, INC.
CHARTER OF
THE NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS

I. STATEMENT OF POLICY

This Charter specifies the scope of the responsibilities of the Nominating Committee (the “Committee”) of the Board of Directors of China SLP Filtration Technology, Inc. (the “Company”) and how the Committee carries out those responsibilities, including its organization and membership requirements.

The primary responsibilities of the Committee are to: (i) develop and recommend to the Board criteria for selecting qualified director candidates; (ii) identify, review and evaluate individuals qualified to become Board members; (iii) consider committee member qualifications, appointment and removal; and (iv) assist the Board in its annual reviews of the performance of the Board, each committee and management.

II. ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Committee shall be comprised of two or more directors, each of whom shall meet the independence and experience criteria established by the rules of NASDAQ.  The members of the Committee shall be appointed and may be removed or replaced by the Board.  Unless the Board elects a chairperson, the members of the Committee may designate a chairperson by majority vote of the full Committee membership. The Committee may delegate duties or responsibilities to subcommittees or to one member of the Committee from time to time.  A majority of the members present shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee.

The Committee may take action by written or electronic consent, provided that any such action, to be effective, must be unanimously approved by the members of the Committee. Actions taken by written or electronic consent shall be deemed effective on the date specified in the consent, or, if the consent is silent as to the effective date, the date on which the last of the members executes such written consent.

The Committee shall have the authority to obtain advice or assistance from consultants, legal counsel, accounting or other advisors as needed to perform its duties hereunder, and to determine the terms, costs and fees for such engagements. Without limitation, the Committee shall have sole authority to retain or terminate any search firm to be used to identify director candidates and to determine and approve the terms, costs and fees for such engagements. The fees and costs of any consultant or advisor engaged by the Committee to perform its duties hereunder shall be borne by the Company.

III. MEETINGS

The Committee shall meet from time to time as it deems necessary to fulfill its responsibilities hereunder, and may meet with management and directors at any time it deems appropriate to discuss any matters before the Committee. The Committee shall record minutes of the proceedings of all Committee meetings.

IV. COMMITTEE AUTHORITY AND RESPONSIBILITY

To fulfill its responsibilities and duties hereunder, the Nominating Committee shall:

•
evaluate the current composition of the Board of Directors and its Committees, and determine future requirements for director candidates. The Committee shall have the exclusive authority to make recommendations to the Board for approval for the election of new members to the Board.

•	determine the Board’s criteria for selecting new directors, including desired board skills and attributes, and actively seek prospective individuals qualified to become board members.
•	adopt and maintain a policy concerning the director nomination process.
•	adopt a policy concerning the consideration of director candidates recommended by stockholders.
•	consider stockholder nominees for election to the Board.
•
evaluate and propose nominations for election to the Board; except that if the Company is at any time legally required by contract or otherwise to provide any third party with the ability to nominate a director, the Committee need not evaluate or propose such nomination, unless required by contract or requested by the Board.

•	review and make recommendations to the Board concerning membership of Board committees.
•	seek input from the Compensation Committee, and then review and make recommendations to the Board concerning Board and Committee compensation and director retirement policies.